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                                    SUMMARY:
                                    United Capital Corp. Announces Special
                                    Cash Dividend of $2.00 Per Share and Seeks
                                    Shareholder Approval To Increase
                                    Authorized Shares For Stock Split

                                    COMPANY CONTACT:
                                    Anthony J. Miceli
                                    Chief Financial Officer
                                    (516) 466-6464

FOR IMMEDIATE RELEASE
---------------------

GREAT NECK,  New York,  June 10, 2003 ... United Capital Corp.  (ASE:AFP)  today announced  that the  company's  Board of  Directors  has approved a special cash dividend  of $2.00 per  common  share and plans for a  two-for-one  split of the company's common stock.  The two-for-one  stock split is subject to the approval by shareholders of an increase in the number of shares the company is authorized to issue.

The one-time cash dividend will be payable on July 10, 2003 to all  shareholders of record as of June 20,  2003.  The cash  dividend  will be paid on a pre-split basis.

A.F.  Petrocelli,  Chairman of United Capital  Corp.,  noted that "The long-term strategy of the company is still centered on growth,  but with only limited real estate  opportunities  available  and as a result  of the  tremendous  financial success attained in the last several years, this special dividend is in the best interest of all shareholders at this time."

In  addition,   in  order  to  effectuate  the  stock  split,  United  Capital's shareholders  will be  asked to  approve  an  Amendment  to its  Certificate  of
Incorporation  to increase the  company's  authorized  shares of common stock to
17.5 million shares.

The company will seek approval of the Amendment by written consent in accordance with Delaware  corporate law and the rules and regulations of the American Stock
Exchange and the Securities  Exchange Act of 1934, as amended.  Stockholders  of record  on July  9,  2003  will be  entitled  to vote on the  Amendment.  If the
Amendment   receives  the  requisite  vote,  the  company  expects  to  mail  an information  statement  to  shareholders  on or about July 14, 2003 and file the
Amendment with the State of Delaware on or about August 4, 2003.

The company expects to announce the effective date of the stock split as soon as
practicable   after  the  approval  of  the  Amendment  to  the  Certificate  of
Incorporation.

If the proposal is approved,  shareholders  will receive one additional share of
United  Capital  Corp.  common  stock for each  share held and the number of the company's common shares outstanding will increase from approximately 4.5 million to 9.0 million, without giving effect to unexercised options.

Mr  Petrocelli  also  commented  that,  "The stock  split is in  response to the increase  in the market  price of United  Capital's  common  stock over the last several months and should lead to wider ownership and improved liquidity for all shareholders."

United  Capital  Corp.  owns and manages  real estate and through  subsidiaries, provides engineered products to industrial and automotive markets worldwide.

Certain  statements  in this  press  release  and other  statements  made by the
Company  or its  representatives  that are not  strictly  historical  facts  are
"forward-looking"  statements  within  the  meaning  of the  Private  Securities
Litigation  Reform Act of 1995 that should be  considered as subject to the many risks and  uncertainties  that exist in the  Company's  operations  and business environment.  The forward-looking  statements are based on current  expectations and involve a number of known and  unknown  risks and  uncertainties  that could cause the actual  results,  performance  and/or  achievements  of the Company to
differ  materially  from  any  future  results,   performance  or  achievements,
expressed or implied, by the forward-looking  statements.  Readers are cautioned not to place undue  reliance on these  forward-looking  statements,  and that in light of the significant  uncertainties inherent in forward-looking  statements, the inclusion of such statements  should not be regarded as a representation  by the Company or any other person that the objectives or plans of the Company will be achieved. The Company also assumes no obligation to publicly update or revise its  forward-looking  statements or to advise of changes in the  assumptions and factors on which they are based.  See our 2002 Annual  Report on Form 10-K for a discussion  of risk factors that could impact our future  financial  performance and/or  cause actual  results to differ  significantly  from those  expressed or implied by such statements.

The company has not paid cash  dividends in the past.  The  declaration  of such dividends is within the  discretion of the Board of Directors.  The company does not  currently  expect to pay  additional  dividends in the future,  however the
Board of Directors could re-evaluate this position in the future.